ARROW ELECTRONICS, INC	FORM 10-K - EXHIBIT 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2005
1.	Arrow Electronics, Inc., a New York corporation
2.	Arrow Electronics International, Inc., a Virgin Islands corporation
3.	Arrow Electronics Canada Ltd., a Canadian corporation
4.	Schuylkill Metals of Plant City, Inc., a Delaware corporation
5.	Arrow Electronics International, Inc., a Delaware corporation
6.	Hi-Tech Ad, Inc., a New York corporation
7.	Gates/Arrow Distributing, Inc., a Delaware corporation
a.	Midrange Open Computing Alliance, Inc., a Delaware corporation
b.	SN Holding, Inc., a Delaware corporation
i.	Support Net, Inc., an Indiana corporation
c.	SBM Holding, Inc., a Delaware corporation
i.	Scientific & Business Minicomputers, Inc. a Georgia corporation
8.	Consan Inc., a Minnesota corporation
9.	Arrow Electronics (Delaware), Inc., a Delaware corporation
10.	Arrow Electronics Global Financial Solutions, Inc., a Delaware corporation
11.	Arrow Electronics Funding Corporation, a Delaware corporation
12.	Arrow Electronics Real Estate Inc., a New York corporation
13.	Arrow Electronics (U.K.), Inc., a Delaware corporation
a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)
b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership
c.	Arrow Electronics EMEASA, Inc., a Delaware company
d.	Arrow Holdings (Delaware) LLC, a Delaware company
i.	Arrow International Holdings L.P., a Cayman company (1% owned)
e.	Arrow International Holdings L.P., a Cayman company (99% owned)
i.	Arrow Electronics International Holdings, LLC, a Delaware company
1.	Arrow Electronics Holdings Asset Management, Kft, a Hungarian company (50% owned)
ii.	Arrow Electronics Holdings Asset Management, Kft, a Hungarian company (50% owned)
1.	Arrow Electronics EMEASA S.r.l., an Italian company
a.	Arrow Electronics Europe, LLC, a Delaware company
b.	B.V. Arrow Electronics DLC, a Netherlands company
i.	Arrow Electronics UK Holding Ltd., a UK company
1.	Arrow Electronics (UK) Ltd., a UK company
2.	Arrow Northern Europe Ltd., a UK company (dormant)
a.	Jermyn Holdings, a UK company (dormant)
i.	Hawke Electronics, Ltd., a UK company (dormant)
ii.	Impulse Electronics, Ltd., a UK company (dormant)
iii.	Invader Electromechanical Distribution, Ltd., a UK company (dormant)
iv.	Jermyn Development, Ltd., a UK company (dormant)
v.	Jermyn Distribution, Ltd., a UK company (dormant)
vi.	Jermyn Electronics, Ltd., a UK company (dormant)
vii.	Jermyn Manufacturing, Ltd., a UK company (dormant)

ARROW ELECTRONICS, INC	FORM 10-K - EXHIBIT 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2005
viii.	Mogul Electronics, Ltd., a UK company (dormant)
b.	RR Electronics, Ltd., a UK company (dormant)
i.	Arrow Electronics, Ltd., a UK company (dormant)
c.	Techdis, Ltd., a UK company (dormant)
i.	Microprocessor & Memory Distribution, Ltd., a UK company (dormant)
ii.	Rapid Silicon, Ltd., a UK company (dormant)
iii.	Tekdis, Ltd., a UK company (dormant)
iv.	Tecdis, Ltd., a UK company (dormant)
d.	Axiom Electronics, Ltd., a UK company (dormant)
3.	Multichip Ltd., a UK company
a.	Microtronica Ltd., a UK company
ii.	Arrow Europe GmbH, a German company
1.	Arrow Holding South Europe S.r.l., an Italian company (95% owned)
a.	EDI Electronics Distribution International France, S.A., a French company
i.	Arrow France, S.A., a French company (22.59% owned)
a)	Arrow Computer Products S.N.C., a French company
1)	Multichip Elektronik GmbH, a German company
b.	Arrow France, S.A., a French company (77.41% owned)
c.	Silverstar S.r.l., an Italian company
i.	I.R. Electronic D.O.O., a Slovenian company
ii.	Arrow Elektronik Ticaret, A.S., a Turkish company
iii.	Arrow Electronics Hellas S.A., a Greek company
iv.	Distar S.r.l., an Italian company
v.	Adecom Service S.r.l., an Italian company (51% owned)
vi.	Arrow Electronics Services, S.r.l., an Italian company
d.	Arrow Iberia Electronica, S.L.U., a Spanish company
i.	Arrow Iberia Electronica Lda., a Portugal company
ii.	ATD Electronica LDA, a Portugal company (dormant)
2.	Arrow Electronics Danish Holdings ApS, a Danish company
a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company
i.	Arrow Electronics Estonia OU, an Estonian company
ii.	Jacob Hatteland Electronic II AS, a Norwegian company
iii.	Arrow Finland OY, a Finnish company

ARROW ELECTRONICS, INC	FORM 10-K - EXHIBIT 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2005
iv.	Arrow Denmark, ApS, a Danish company
v.	Arrow Components Sweden AB, a Swedish company
a)	Arrow Nordic Components AB, a Swedish company
vi.	Arrow Norway A/S, a Norwegian company
3.	Spoerle Electronic GmbH, a German company
a.	Arrow CE International GmbH, a German company
i.	E.D.I. Electronic Distribution International GmbH, a German company
ii.	Industrade AG, a Swiss company
iii.	Arrow CE Hungary Kerekedelmi Kft, a Hungarian company (99% owned)
iv.	Spoerle Kft, a Hungarian company
a)	Arrow CE Hungary Kerekedelmi Kft, a Hungarian company (1% owned)
v.	Tekpar S.p.r.l., a Belgian company (dormant)
b.	Proelectron Baulelemente - Vertriebs - Gesellschaft MbH, a German company
c.	Microtronica Handelsgesellchaft fur Components Gerate und Systeme mbH, German company
d.	Unielectronic GmbH, a German company
e.	Sasco Holz GmbH, a German company
i.	Holz Elektronik GmbH (Austria) an Austrian company
ii.	Holz Elektronik GmbH (Switzerland) a Swiss company
f.	Integra Handelsgesellschaft, mbH, a German company
g.	DLC Distribution Logistic Center GmbH, a German company (dormant)
h.	Spoerle Electronic spol.s.r.o., a Czech company
i.	Spoerle Electronic Polska Sp.z.o.o., a Polish company
j.	Spoerle Eastern Europe GmbH, a German company
4.	Power and Signal Group GmbH, a German company
5.	DNSint.com AG, a German company
a.	Digital Network Services Deutschlalnd, a German company
b.	DNS Ges. m.b.H., an Austrian company
c.	DNS Sweden AB, a Swedish company
d.	DNS Network Technologies A/S, a Danish company
e.	DNS Norway AS, a Norwegian company
f.	DNS Finland OY, a Finnish company
g.	DNS Polska Sp.z.o.o., a Polish company
h.	IT-Leasing Sp.z.o.o., a Polish company
i.	DNS Hungaria Kft., a Hungarian company

ARROW ELECTRONICS, INC	FORM 10-K - EXHIBIT 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2005
j.	Soft-Tronik a.s., a Czech company
k.	Soft-Tronik SK s.r.o., a Slovakian company
l.	Internet Security AG, an Austrian company
m.	DNS d.o.o., a Croatian company
n.	Digital Network Services (UK) Limited, a UK company
o.	DNS d.o.o., a Slovenian company
iii.	Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)
iv.	Arrow Electronics Management Holdings GmbH, a German company (dormant)
v.	Arrow Holding South Europe S.r.l., an Italian company (5% owned)
vi.	ARW Electronics, Ltd., an Israeli company
1.	Arrow/Rapac, Ltd., an Israeli company (74% owned)
14.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership
15.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company
a.	Arrow Altech Distribution (Pty) Ltd., a South African company
b.	Erf 211 Hughes (Pty) Limited, a South African company
16.	Panamericana Comercial Importadora S.A., a Brazilian company (66.67% owned)
17.	Elko C.E., S.A., an Argentinean company (82.63% owned)
a.	TEC-Tecnologia Ltda, a Brazilian company (99.9% owned)
18.	Eurocomponentes, S.A., an Argentinean company (70% owned)
19.	Macom, S.A., an Argentinean company (70% owned)
20.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (70% owned)
21.	Components Agent (Cayman) Limited, a Cayman Islands company
a.	Arrow/Components (Agent) Ltd., a Hong Kong company
i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company
b.	Arrow Electronics China Ltd., a Hong Kong company
i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company
ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company
iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company
c.	Arrow Electronics Asia Limited, a Hong Kong company
d.	Arrow Electronics (S) Pte Ltd, a Singapore company
e.	Intex-semi Ltd., a Hong Kong company
f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company
i.	Arrow Electronics (Thailand) Limited, a Thailand company
g.	Arrow Electronics India Ltd., a Hong Kong company
h.	Microtronica (M) Sdn Bhd., a Malaysian company
i.	Arrow Asia Pac Ltd., a Hong Kong company
j.	Kingsview Ltd., a British Virgin Islands company
k.	Hotung Ltd., a British Virgin Islands company
l.	Components Agent Asia Holdings, Ltd., a Mauritus company
i.	Arrow Electronics India Private Limited, an Indian company
m.	Arrow Strong Electronics (M) Sdn. Bhd., a Malaysian company
n.	Arrow Electronics ANZ Holdings Pty Ltd, an Australian company

ARROW ELECTRONICS, INC	FORM 10-K - EXHIBIT 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2005
i.	Arrow Electronics Holdings Pty Ltd., an Australian company
1.	Arrow Electronics Australia Pty Ltd., an Australian company
ii.	Arrow Components (NZ), a New Zealand Company
o.	Arrow Electronics Labuan Pte Ltd, a Malaysian company
i.	Arrow Electronics Korea Limited, a South Korean company
p.	Arrow Components (M) Sdn Bhd, a Malaysian company
q.	Arrow Electronics Taiwan Ltd., a Taiwanese company
i.	Strong Pte, Ltd., a Singapore company
ii.	Lite-On Korea, Ltd., a Korean company (48.58% owned)
iii.	TLW Electronics, Ltd., a Hong Kong company
1.	Waily Technology, Ltd., a Hong Kong company
2.	Lite-On Korea, Ltd., a Korean company (51.42% owned)
3.	Arrow Strong Electronics (S) Pte, Ltd., a Singapore company (48% owned)
iv.	Arrow Strong Electronics (S) Pte, Ltd., a Singapore company (52% owned)
v.	Creative Model Limited, a Hong Kong company
vi.	Ultra Source Technology Corp., a Taiwanese company
22.	Arrow Asia Distribution Limited, a Hong Kong company
23.	Arrow Electronics Logistics Sdn Bhd, a Malaysian company
24.	Arrow Electronics (CI) Ltd., a Cayman Islands company
a.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)
i.	Marubun/Arrow (HK) Limited, a Hong Kong company
1.	Marubun/Arrow (Shanghai) Co., Ltd, a Chinese company
ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company
1.	Marubun/Arrow (Thailand) Co. Ltd., a Thailand company
2.	Marubun/Arrow (Philippines) Inc., a Filipino company
25.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)
26.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company
27.	Dicopel, Inc., a U.S. company
28.	Dicopel S.A. de C.V., a Mexican company
29.	Wyle Electronics, Inc., a Barbados company
30.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company
31.	Wyle Electronics Caribbean Corp., a Puerto Rican company
32.	eChipsCanada, Inc., a Canadian company
33.	Marubun Corporation, a Japanese company (8.42% owned)
34.	WPG Holdings Co., Ltd., a Taiwanese company (5.0% owned)